                                                               Exhibit 10.1


                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of March 14, 2003, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and SONUS NETWORKS, INC., a Delaware corporation with its chief executive office located at 5 Carlisle Road, Westford, Massachusetts 01886 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 25, 2002, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 25, 2002 between Borrower and Bank (as may be amended from time to time, the "Loan Agreement"). The Loan Agreement established: (i) a working capital line of credit in favor of Borrower in the maximum principal amount of Twenty Million Dollars ($20,000,000.00) (the "Committed Revolving Line"), and
(ii) an equipment line of credit in favor of Borrower in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the "Committed Equipment Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

     A.   Modifications to Loan Agreement.

          1. The Loan Agreement is hereby amended by deleting the first sentence of Section 2.1.1(a) and inserting in lieu thereof the following:

                    "Bank shall make Advances not exceeding (i) Committed Revolving Line, MINUS (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), MINUS (iii) the FX Reserve, AND MINUS (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services)."

          2. The Loan Agreement is hereby amended by deleting the first sentence of Section 2.1.2(a) and inserting in lieu thereof the following:

                    "Subject to the availability of Credit Extensions in Section 2.1.1(a), Bank shall issue or have issued Letters of Credit for Borrower's account not exceeding: (i) the Committed Revolving Line, MINUS (ii) the outstanding principal balance of any Advances (including any Cash Management Services), MINUS (iii) the FX Reserve, MINUS (iv) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), PLUS (v) an amount equal to any Letter of Credit Reserves."

          3. Notwithstanding the terms of Section 2.1.5 of the Loan Agreement, the Borrower hereby acknowledges, confirms and agrees that no new Equipment Advances shall be made to the Borrower under the Committed Equipment Line. The outstanding Equipment Advances shall amortize and be repaid in accordance with the terms of the Loan Agreement.

          4. Section 2.1.6 of the Loan Agreement entitled "Undisbursed Credit Extensions" shall be renumbered as Section 2.1.7 to appear immediately following Section 2.1.6 (as described below).

          5.   The Loan Agreement is hereby amended by incorporating into
               Article 2 the following new Section 2.1.6 entitled "Term Loan" to appear immediately following Section 2.1.5 thereof:

                    "2.1.6. TERM LOAN.

                         (a) Through December 31, 2003 (the "Term Loan
                    Availability End Date"), Bank shall make advances ("Term Loan Advance" and, collectively, "Term Loan Advances") to Borrower in an aggregate amount not exceeding the Term Loan. Expect as provided below, each Term Loan Advance under the Term Loan shall be made by Bank on the first (1st) day of the month. Notwithstanding the foregoing, if Borrower requests a Term Loan Advance on a day other than the first
                    (1st) day of the month, such Term Loan Advance shall be deemed to have occurred on and interest shall be calculated beginning with the first day of such month. Each Term Loan Advance must be for a minimum amount of One Hundred Thousand Dollars ($100,000.00).

                         (b) Interest accrues from the date of each Term Loan
                    Advance at the per annum rate described in Section 2.3(a), and shall be payable monthly on the Payment Date of each month commencing with the initial Payment Date following each such Term Loan Advance. Each Term Loan Advance shall be payable in (i) thirty-six (36) equal monthly installments of principal, PLUS (ii) monthly payments of accrued interest, beginning on the first Payment Date following such Term Loan Advance and continuing on each Payment Date thereafter through the Term Loan Maturity Date applicable to such Term Loan Advance. Borrower shall have the right to pre-pay Term Loan Advances without penalty. Term Loan Advances when repaid may not be reborrowed.

                         (c) To obtain a Term Loan Advance, Borrower must notify
                    Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Term Loan Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee."

          6.   The Loan Agreement is hereby amended by deleting in its entirety
               Section 2.2 entitled "Overadvances".

          7. The Loan Agreement is hereby amended by deleting the following text appearing as the first two sentences of Section 2.3(a) entitled "Interest Rate":

                    "Advances under the Committed Revolving Line shall accrue interest on the outstanding principal balance of the Committed Revolving Line at a per annum rate described on the INTEREST RATE SUPPLEMENT TO AGREEMENT attached hereto and incorporated by reference herein. Equipment Advances under the Committed Equipment Line shall accrue interest on the outstanding principal balance of the Committed Equipment Line at a per annum rate equal to the Bank's Prime Rate."

               and inserting in lieu thereof the following:

                    "Advances under the Committed Revolving Line shall accrue interest on the outstanding principal balance at a per annum rate equal to the Bank's Prime Rate. Equipment Advances under the Committed Equipment Line shall accrue interest on the outstanding principal balance at a per annum rate equal to the Bank's Prime Rate. Term Loan Advances under the Term Loan shall accrue interest on the outstanding principal balance at a per annum rate equal to the Bank's Prime Rate."

          8.   The Loan Agreement is hereby amended by incorporating into
               Section 2.4 entitled "Fees" the following text to appear immediately following paragraph (d) thereof:

                    "(e) UNUSED COMMITTED REVOLVING LINE FACILITY FEE. As compensation for the Bank's maintenance of sufficient funds available for such purpose, the Bank shall have earned a fee for the unused portion of the Committed Revolving Line, which fee shall be paid quarterly, in arrears, on a calendar year basis, in a per annum amount equal to 0.25% of the average unused portion of the Committed Revolving Line (the "Unused Committed Revolving Line Facility Fee"), as determined by the Bank. If the Committed Revolving Line is terminated prior to the end of any quarter, the Unused Committed Revolving Line Facility Fee for such quarter shall be equal to 0.25% of the unused portion of the Committed Revolving Line for such quarter as of the date of the termination, which fee shall be due and payable by Borrower on the date of such termination. The Borrower shall not be entitled to any credit, rebate or repayment of any facility fee previously earned by the Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of the Bank's obligation to make loans and advances hereunder; and

                    (f) UNUSED TERM LOAN FACILITY FEE. As compensation for the Bank's maintenance of sufficient funds available for such purpose, the Bank shall have earned a fee for the unused portion of the Term Loan, which fee shall be paid quarterly, in arrears, on a calendar year basis, in a per annum amount equal to 0.25% of the average unused portion of the Term Loan (the "Unused Term Loan Facility Fee"), as determined by the Bank. If the Term Loan is terminated prior to the end of any quarter, the Unused Term Loan Facility Fee for such quarter shall be equal to 0.25% of the unused portion of the Term Loan for such quarter as of the date of the termination, which fee shall be due and payable by Borrower on the date of such termination. In the event that, on or before May 31, 2003, the Borrower has received Term Loan Advances in an aggregate amount not less than $5,000,000.00, the Bank shall waive the Unused Term Loan Facility Fee. The Borrower shall not be entitled to any credit, rebate or repayment of any facility fee previously earned by the Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of the Bank's obligation to make loans and advances hereunder."

          9. Pursuant to Section 5.9 of the Loan Agreement, the Borrower hereby acknowledges, confirms and agrees that: (i) all Obligations of the Borrower under the Loan Agreement (including, without limitation, those arising under the Term Loan described herein), as may be amended from time to time, constitute "Designated Senior Debt" under the BellSouth Debt (as defined in the Loan Agreement), and (ii) the BellSouth Debt (as defined in the Loan Agreement) has not and shall not be amended in any manner which might adversely effect the Bank's interest as a holder of "Designated Senior Debt", as such term is defined in the BellSouth Debt as of the Closing Date (as defined in the Loan Agreement).

          10. The Loan Agreement is hereby amended by deleting the following text appearing as clause (i) in Section 6.2(a) entitled "Financial Statements, Reports, Certificates", and renumbering each clause thereafter accordingly:

                    "(i) as soon as available, but no later than twenty-five
                    (25) days after the last day of each month, a company prepared unaudited consolidated balance sheet and unaudited income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank and such financial statements shall not include notes and shall be subject to year-end and quarterly adjustments;"

          11.  The Loan Agreement is hereby amended by deleting paragraphs (b),
               (c) and (d) in Section 6.2 entitled "Financial Statements, Reports, Certificates" and inserting in lieu thereof the following:

                    "(b) Within forty-five (45) days after the last day of each quarter, Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT D."

          12. The Loan Agreement is hereby amended by deleting the following text appearing as the second sentence of Section 6.6 entitled "Primary Accounts":

                    "In addition to the foregoing: (i) on the Closing Date, Borrower shall maintain or have administered through the Bank not less than Thirty-Five Million Dollars ($35,000,000.00) in cash or securities, and (ii) at all times after the Closing Date and prior to the termination of this Agreement, Borrower shall maintain or have administered through the Bank not less than Twenty-Five Million Dollars ($25,000,000.00) in cash or securities in excess of that amount used for Borrower's operations."

               and inserting in lieu thereof the following:

                    "In addition to the foregoing, Borrower shall, at all times prior to the termination of this Agreement, maintain or have administered through the Bank not less than Thirty-Five Million Dollars ($35,000,000.00) in unrestricted cash or securities in excess of that amount used for Borrower's operations, of which at least $3,000,000.00 shall at all times be maintained in Borrower's sweep account (account no. 3300020686) at Bank or a money market account (account no. 3300080864) at Bank."

          13. The Loan Agreement is hereby amended by deleting Section 6.7 entitled "Financial Covenants" and inserting in lieu thereof the following:

                    "6.7 FINANCIAL COVENANTS. Borrower shall maintain at all times, to be tested as of the last day of each quarter, unless otherwise noted:

                         (a) QUICK RATIO. Borrower shall maintain a ratio of Quick Assets to Current Liabilities (less Deferred Revenue), as of the last day of each quarter, of at least 1.5 to 1.0.

                         (b) TANGIBLE NET WORTH. Borrower shall maintain at all times, to be tested as of the last day of each quarter, a Tangible Net Worth of at least Forty Million Dollars ($40,000,000.00); PROVIDED THAT such threshold amount shall be increased by fifty percent (50%) of the amount of the proceeds received by Borrower from equity issued by Borrower after February 24, 2003."

          14. The Loan Agreement is hereby amended by deleting the definitions of "Advance", "Credit Extension", "Deferred Maintenance Revenue" and "Revolving Maturity Date" appearing in Section 13.1 and inserting in lieu thereof the following:

                    "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

                    "CREDIT EXTENSION" is each Advance (including Cash Management Services), Equipment Advance, Term Loan Advance, Letter of Credit, FX Forward Contract or any other extension of credit by Bank for Borrower's benefit.

                    "DEFERRED REVENUE" is all amounts received in advance of performance and not yet recognized as revenue.

                    "REVOLVING MATURITY DATE" is March 23, 2004.

          15. The Loan Agreement is hereby amended by deleting the definitions of "Borrowing Base", "Eligible Accounts", "Interest Rate Supplement" and "TNW Threshold" appearing in Section 13.1 thereof.

          16.  The Loan Agreement is hereby amended by incorporating into
               Section 13.1 the following definitions to appear alphabetically therein:

                    "TERM LOAN" is a Term Loan Advance or Term Loan Advances of up to Six Million Seven Hundred Dollars ($6,700,000.00).

                    "TERM LOAN ADVANCE" is defined in Section 2.1.6.

                    "TERM LOAN AVAILABILITY END DATE" is defined in Section
                    2.1.6.

                    "TERM LOAN MATURITY DATE" is, with respect to each Term Loan Advance, the thirty-sixth (36th) Payment Date following each such Term Loan Advance.

          17. The Compliance Certificate appearing as EXHIBIT D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT A hereto.

          18. The Borrower hereby modifies the Schedule to the Loan Agreement provided to the Bank on March 25, 2002 to include the information on the Modification to Schedule attached as EXHIBIT B hereto.

4. FEES. In addition to the fees payable to Bank in accordance with the terms of the Loan Agreement and this Loan Modification Agreement, Borrower shall pay to Bank a fee for the renewal of the Committed Revolving Line equal to Fifty Thousand Dollars ($50,000.00), which fee shall be due and payable on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of March 25, 2002 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6. ADDITIONAL COVENANTS. Borrower shall not, without providing Bank with written notice within fifteen (15) days thereafter: (i) relocate its chief executive office, or add any new offices or business locations (unless such new offices or business locations contain less than Fifty Thousand Dollars ($50,000.00) in Borrower's assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank's agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

14. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                               BANK:

SONUS NETWORKS, INC.                    SILICON VALLEY BANK, doing business as
                                        SILICON VALLEY EAST


By: /s/ PETER S. HEMME                  By: /s/ JONATHAN L. GRAY
    --------------------------------        -----------------------------------

Name: PETER S. HEMME                    Name: JONATHAN L. GRAY
      ------------------------------          ---------------------------------

Title: VP & CORPORATE CONTROLLER        Title: SVP
       -----------------------------           --------------------------------


                                        SILICON VALLEY BANK

                                        By: /s/ MAGGIE GARCIA
                                            -----------------------------------

                                        Name: MAGGIE GARCIA
                                              ---------------------------------

                                        Title: AVP
                                               --------------------------------
                                               (signed in Santa Clara County,
                                               California)

                                    EXHIBIT A
                             COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK

FROM:    SONUS NETWORKS, INC.

         The undersigned authorized officer of SONUS NETWORKS, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

         PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

         REPORTING COVENANT                                   REQUIRED                                     COMPLIES
         ------------------                                   --------                                     --------
         10-Q with CC                                         Quarterly, earlier of 45 days of QE,
                                                                 or 5 days of filing w/ SEC               Yes   No
         10-K                                                 Annually, earlier of 120 days of YE,
                                                                 or 5 days of filing w/ SEC               Yes   No
         8-K                                                  Within 5 days after filing with SEC         Yes   No
         Balance Sheet, Income Statement                      Annually, w/in 45 days of YE
            and Cash Flow projections                            (and upon revisions approved by BoD)     Yes   No

         FINANCIAL COVENANT                                   REQUIRED          ACTUAL  COMPLIES
         ------------------                                   --------          ----------------
         Minimum Quick Ratio (quarterly)             1.5:1.0                            ______:1.0         Yes   No
         Minimum Tangible Net Worth (quarterly)      $40,000,000,
                                                        plus 50% of new equity issued   $________          Yes   No


                                        ----------------------------------------
                                                      BANK USE ONLY

                                          Received by: ________________________
                                                        AUTHORIZED SIGNER

                                          Date:    ____________________________

                                          Verified: ___________________________
                                                        AUTHORIZED SIGNER

                                          Date:    ____________________________

                                          Compliance Status:    Yes     No

                                        ----------------------------------------

COMMENTS REGARDING EXCEPTIONS:  See Attached.

Sincerely,


-----------------------------
SIGNATURE


-----------------------------
TITLE


-----------------------------
DATE

                                    EXHIBIT B

            MODIFICATIONS TO SCHEDULE TO LOAN AND SECURITY AGREEMENT

This schedule is furnished in connection with the loan modification agreement by and between Silicon Valley Bank and Sonus Networks, Inc. that modifies the loan and security agreement, dated as of March 25, 2002. All of the information included in the schedule shall be considered confidential information.

                                   SECTION 5.3
                                   LITIGATION

          1. GREEN RIVER SYSTEMS, INC. VS. TELECOM TECHNOLOGIES, INC. Has been settled.

          2. STEINBERG ET AL VS. SONUS NETWORKS, INC., HASSAN M. AHMED ET AL filed July 1, 2002 (U.S.D.C., Mass.). Five other complaints that are essentially identical to the steinberg complaint also have been filed in the district of Massachusetts.

                                   SECTION 5.4
                  NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS

          1. Borrower has submitted to the bank its consolidated financial statements for its fiscal year ending December 31, 2002.

          2. Since December 31, 2002, the borrower has continued to incur losses, purchased fixed assets and used cash in the operation of its business. Notwithstanding the foregoing, the borrower acknowledges and confirms to bank that it is in compliance and shall continue to maintain compliance with the terms of the loan and security agreement dated 3/25/02 between borrower and bank, as amended, including, without limitation, the financial covenants appearing in section 6.6 and 6.7 thereof.

                                   SECTION 7.5
                                   ENCUMBRANCE

          1. Lease agreement between Sonus Networks, Inc. and Unistar Leasing dated January 21, 2003, for Minolta photocopiers.